                                                                                        EXHIBIT 10.3
1. Shipbroker N/A		EXECUTION THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO) STANDARD BAREBOAT CHARTER CODE NAME: "BARECON 89"PART 1
2. Place and date: New York, NY, as of January 24, 2007
3. Owners/Place of business Adirondack Shipping LLC Trust Company Complex Ajeltake Road Ajeltake Island Majuro, Marshall Islands MH96960		4. Bareboat charterers (Charterers)/Place of Business Fairfax Shipping Corp. Trust Company Complex Ajeltake Road Ajeltake Island Majuro, Marshall Islands MH96960
5. Vessel's name, Call Sign and Flag (Cl.9(c)) SEMINOLE PRINCESS, Call Sign DYPD, Philippine Bareboat Charter Registry (Panamanian Underlying Registry)
6. Type of Vessel: Multipurpose Dry Cargo and Container		7. GRT/NRT: 19,354 / 9,614
8. When/Where built: 1997/Dalian S.B. Heavy Industries Co., Ltd		9. Total DWT (abt.) 29,516
10. Class (Cl. 9): Lloyds Register, or such other classification society approved by Owner		11. Date of last special survey by the Vessel's classification society March 23, 2002.
12. Further particulars of Vessel (also indicate number of months' validity of class certificates agreed acc. to Cl. 14)

Gross Tonnage: 19,354.00
Net Tonnage: 9,614.00
Length: 173.19 M
Breadth: 26.00
Depth: 14.40
Class certificate validity upon redelivery: Six (6) months

13. Port or Place of delivery (Cl. 2) Wherever located at time of Closing	14. Time for delivery (Cl. 3) No later than January 31, 2007	15. Cancelling date (Cl.4) February 1, 2007
16. Port or Place of redelivery (Cl. 14): Worldwide in Owner’s option
17. Running days' notice if other than stated in Cl. 3 N/A		18. Frequency of dry-docking if other than stated in Cl. 9(f) As per Class and flag requirements
19. Trading Limits (Cl. 5): Worldwide, subject to Clause 5 and Rider Clause 45
20. Charter period 84 months from the date of delivery under this Charter		21. Charter hire (C1. 10) See Rider Clause 31
22. Rate of interest payable acc. to Cl. 10(f) and, if applicable, acc. to PART IV. Twelve percent (12%) per annum		23. Currency and method of payment (Cl. 10) US DOLLARS - by wire transfer

"BARECON 89" STANDARD BAREBOAT CHARTER
(continued)PART 1

24. Place of payment; also state beneficiary and bank account (Cl. 10). See Schedule II	25. Bank guarantee/bond (sum and place) (Cl. 22) (optional) N/A

26. Mortgage(s), if any, (state whether Cl. 11(a) or (b) applies, state date of Mortgage and name of Mortgagee(s)/Place of business) (Cl. 11). Clause 11 (b) applies. Mortgage dated January , 2007 in favor of DVB Bank America N.V, Zeelandia Office Park, Kaya W.F.G. Mensing 14, Curacao, Netherland Antilles.
27. Insurance (marine and war risks) (state value acc. to Cl. 12(f) or, if applicable, acc. to Cl. 13(k) (also state if Cl. 13 applies): See Rider Clause 33
28. Additional insurance cover, if any, for Owners' account limited to (Cl. 12(b)) or, if applicable, (Cl. 13(g)). N/A	29. Additional insurance cover, if any, for Charterers' account limited to (Cl. 12(b)) or, if applicable, (Cl. 13(g)) See Rider Clause 33
30. Latent defects (only to be filled in if period other than stated in Cl. 2) N/A	31. War cancellation (indicate countries agreed)(Cl. 24) See Clause 24, and Rider Clause 33
32. Brokerage commission and to whom payable (Cl. 25) N/A
33. Law and arbitration (state 26.1., 26.2., or 26.3. agreed, also state place of arbitration)(Cl. 26): New York Law. New York arbitration per Clause 26.2	34. Number of additional clauses covering special provisions, if agreed Rider Clauses 27 - 53
35. Newbuilding Vessel (indicate with "yes" or "no" whether Part III applies): No	36. Name and place of Builders: N/A
37. Vessel's Yard Building No. : N/A	38. Date of Building Contract : N/A
39. Hire/Purchase agreement (indicate with "yes" or "no" whether Part IV applies) (optional): No	40. Bareboat Charter Registry ~~(indicate with "yes" or "no" whether Part V applies) (~~optional~~)~~: Yes
41. Flag and Country of the Bareboat Charter Registry ~~(only to be filled in if Part V applies)~~: Philippine Flag/Philippines	42. Country of the Underlying Registry ~~(only to be filled in if Part V applies)~~: Panama

PREAMBLE. - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I, PART II and the Rider Clauses. In the event of a conflict of conditions, the provisions of PART I and the Rider Clauses shall prevail over those of PART II to the extent of such conflict but no further. ~~It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and shall only form part of this Charter if expressly agreed and stated in the Boxes 35, 39 and 40. If PART III and/or PART IV and/or PART V apply, it is further mutually agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further~~.

Initials (Owners) (See Execution Page) ADIRONDACK SHIPPING LLC	Initials (Charterers) Initials (Guarantor) (See Execution Page) (See Execution Page) FAIRFAX SHIPPING CORP. TBS INTERNATIONAL LIMITED

PART II
“BARECON 89" Standard Bareboat Charter

1.	Definitions
In this Part II of the Charter, the following terms shall have the meanings hereby assigned to them.
“The Owners” shall mean the person or company registered as Owners of the Vessel.
“The Charterers” shall mean the Bareboat charterers and shall not be construed to mean a time charterer or a voyage charterer.

2.	Delivery (not applicable to newbuilding vessels)
The Vessel shall be delivered and taken over by the Charterers ~~at the port of place~~ as indicated in Box 13~~, in such ready berth as the Charterers may direct. The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter. The Vessel shall be properly documented at time of delivery~~.
The delivery to the Charterers of the Vessel and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners’ obligations under Clause 2, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel. ~~but the Owners shall be responsible for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under the Charter, provided such defects have manifested themselves within 18 6 months after delivery unless otherwise provided in Box 30~~.

3.	Time for Delivery (not applicable in newbuilding vessels) (See Box 14)
~~The Vessel to be delivered not before the date indicated in Box 14 unless with the Charterers’ consent.~~
~~Unless otherwise agreed in Box 17, the Owners to give the Charterers not less than 30 running days= preliminary and not less than 14 days= definite notice of the date on which the Vessel is expected to be ready for delivery.~~
~~The Owners to keep the Charterers closely advised of possible changes in the Vessel=s position.~~

4.	Cancelling (not applicable to newbuilding vessels)
Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers to have the option of cancelling this Charter. ~~without prejudice to any claim the Charterers may otherwise have on the Owners under the Charter.~~
~~If it appears that the Vessel will be delayed beyond the cancelling date, the Owners shall, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight (168) hours of the receipt by the Charterers of such notice. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners= notice shall be regarded as a new cancelling date for the purpose of this Clause~~.

5.	Trading Limits
The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 19.
The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the Insurers and complying with such requirements as to extra premium or otherwise as the Insurers may prescribe. ~~If required, the Charterers shall keep the Owners and the Mortgagees advised of the intended employment of the Vessel.~~
The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.
Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.

6.	Surveys (not applicable to newbuilding vessels)
Survey on Delivery and Redelivery - The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The ~~Owners~~ Charterers shall bear all expenses of the On-Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-Survey including loss of time, if any, at the rate of hire per day or pro rata, also including in each case the cost of any docking and undocking, if required, in connection herewith.

7.	Inspection (See also Rider Clause 38)
Inspection - The Owners shall have the right at any time to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. Inspection or survey in dry-dock shall be made only when the Vessel shall be in dry-dock for the Charterers’ purpose. However, the Owners shall have the right to require the Vessel to be dry-docked for inspection if the Charterers are not docking her at normal classification intervals. The fees for such inspection or survey shall in the event of the Vessel being found to be in the condition provided in Clause 9 of this Charter be payable by the Owners and shall be paid by the Charterers only in the event of the Vessel being found to require repairs or maintenance in order to achieve the condition so provided. All time taken in respect of inspection, survey or repairs shall count as time on hire and shall form part of the Charter period.
The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel. For the purpose of this Clause, the Charterers shall keep the Owners advised of the intended employment of the Vessel.

8.	Inventories and Consumable Oil and Stores
A complete inventory of the Vessel’s entire equipment, outfit, appliances on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Owners shall at the time of redelivery take over and pay for all bunkers, lubricating oil, water and unbroached provisions, paints, oils, ropes and other consumable stores in the said Vessel at the Charterers’ last invoiced prices.

9.	Maintenance and Operation
(a) The Vessel shall during the Charter period be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, ~~except as provided for in Clause 13(1),~~ they shall keep the Vessel with unexpired classification of the class indicated in Box 10 and with other required certificate in force at all times. The Charterers to take immediate steps to have the necessary repairs done within a reasonable time, or as per class recommendation and extensions thereof, provided always the Vessel to remain in class, failing which the Owners shall have the right of withdrawing the Vessel from the service of the Charterers without noting any protest and without prejudice to any claim the Owners may otherwise have against the Charterers under the Charter.
Unless otherwise agreed, in the event of any improvement, structural changes or expensive new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation, same to be for the Charterers’ time and expense. ~~costing more than 5 percent of the Vessel’s marine insurance value as stated in Box 27, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under the Charter, shall in the absence of agreement, be referred to arbitration according to Clause 26~~.
The Charterers are required to establish and maintain financial security or responsibility in respect of oil or other pollution damage as required by any government, including Federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.
~~TOVALOP SCHEME. (Applicable to oil tank vessels only).-The Charterers are required to enter the Vessel under the TOVALOP SCHEME or under any similar compulsory scheme upon delivery under this Charter and to maintain her so during the currency of this Charter.~~
(b) The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and repair the Vessel whenever required during the Charter period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.
Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel’s flag and bareboat charter registry or any other applicable law.
(c) During the currency of this Charter, the Vessel shall retain her present name as indicated in Box 5 and shall remain under and fly the flag as indicated in Box 5, or such other flag/bareboat charter registry acceptable to Owners. Provided, however, that the Charterers shall have the liberty to paint the Vessel in their own colors, install and display their funnel insignia and fly their own house flag. Painting and re-painting, installment and reinstallment to be for the Charterers' account and time used thereby to count as time on hire.
(d) Except as permitted by Rider Clause 46, the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners’ approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of the Charter. (See Rider Clause 46)
(e) The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted.
The Charterers shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners.
Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.
(f) The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once in every eighteen calendar months after delivery unless otherwise agreed in Box 18.

10.	Hire (See Rider Clause 31)
~~(a) The Charterers shall pay to the Owners for the hire of the Vessel at the lump sum per calendar month as indicated in Box 21 commencing on and from the date and hour of her delivery to the Charterers and at and after the agreed lump sum for any part of a month. Hire to continue until the date and hour when the Vessel is redelivered by the Charterers to her Owners.~~
~~(b) Payment of Hire, except for the first and last month=s Hire, if sub-clause (c) of this Clause is applicable, shall be made in cash without discount every month in advance on the first day of each month in the currency and in the manner indicated in Box 23 and at the place mentioned in Box 24.~~
~~(c) Payment of Hire for the first and last month=s Hire if less than a full month shall be calculated proportionally according to the number of days in the particular calendar month and advance payment to be effected accordingly.~~
~~(d) Should the Vessel be lost or missing, Hire to cease from the date and time when she was lost or last heard of. Any Hire paid in advance to be adjusted accordingly.~~
(e) Time shall be of the essence in relation to payment of Hire hereunder. In default of payment beyond a period of five (5) Business Days, the Owners shall have the right to withdraw the Vessel from the service of the Charterers without noting any protest and without interference by any court or any other formality whatsoever, and shall, without prejudice to any other claim the Owners may otherwise have against the Charterers under the Charter, be entitled to damages in respect of all costs and losses incurred as a result of the Charterers’ default and the ensuing withdrawal of the Vessel.
(f) Any delay in payment of Hire shall entitle the Owners to an interest at the rate per annum as ~~agreed in Box 22. If Box 22 has not been filled in the current market rate in the country where the Owners have their Principal Place of Business shall apply.~~ stated in Rider Clause 27 and 31.

11.	Mortgage (See Rider Clause 43)
*)	~~(a) Owners warrant that they have not effected any mortgage of the Vessel.~~
*) ~~(b) The Vessel chartered under this Charter will be financed by a mortgage according to the Mortgage annexed to this Charter and as stated in Box 26. By their counter-signature on the Mortgage, the Charterers undertake to have acquainted themselves with all terms, conditions and provisions of the said Mortgage.~~
~~The Charterers undertake that they will comply with all such instructions or directions in regard to the employment, insurances, repairs and maintenance of the Vessel, etc. as laid down in the Mortgage or as may be directed from time to time during the currency of the Charter by the Mortgagee(s) in conformity with the Mortgage.~~
 ~~(c) The Owners warrant that they have not effected any mortgage(s) other than stated in Box 26 and that they will not effect any other mortgage(s) without the prior consent of the Charterers, such consent not to be unreasonably withheld.~~
~~*)~~	~~(Optional Clauses 11(a) and 11(b) are alternatives; indicate alternative agreed in Box 26)~~

12.	Insurance and Repairs (See also Rider Clause 33)
~~(a) During the Charter period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, marine, war and Protection and indemnity risks in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld. Such hull and machinery, marine, war and P and I insurance shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and mortgagees (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. All insurance policies shall be in the joint names of the Owners and the Charterers as their interests may appear.~~
~~If the Charterers fail to arrange and keep any of the insurances provided for under the provisions of sub-clause (a) above in the manner described therein, the Owners shall notify the Charterers whereupon the Charterers shall rectify the position within seven running days, failing which Owners shall have the right to withdraw the Vessel from the service of the Charterers without prejudice to any claim the Owners may otherwise have against the Charterers.~~
(a) The Charterers shall, subject to the approval of the Owners and the Underwriters effect all insured repairs and shall undertake settlement of all costs in connection with such repairs as well as insured charges, expenses and liabilities (reimbursement to be secured by the Charterers from the Underwriters) to the extent of coverage under the insurances herein provided for.
(b) The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.
~~All time used for repairs under the provisions of sub-clause (a) of this Clause and for repairs of latent defects according to Clause 2 above including any deviation shall count as time on hire and shall form part of the Charter period.~~
~~(b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 28 and Box 29, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of such insurers is necessary.~~
~~(c) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause (a) of Clause 12, all insurance payments for such loss shall be paid to the Mortgagee, if any, in the manner described in the Mortgage, who shall distribute the moneys between themselves, the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the Mortgagee, if any, of any occurrences in consequence of which the Vessel is likely to become a Total Loss as defined in this Clause.~~
~~(d) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Charterers in accordance with sub-clause (a) of this Clause, this Charter shall terminate as of the date of such loss.~~
~~(e) The Owners shall, upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.~~
~~(f) For the purpose of insurance coverage against marine and war risks under the provisions of sub-clause (a) of this Clause, the value of the Vessel is the sum indicated in Box 27.~~
~~(g) In the event that any act of negligence of the Charterers vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify Owners against all claims and demands which would otherwise have been covered by such insurance.~~
~~(h) P + I terms of cover to be no less favorable than the cover provided by the UK club rule book 2001 including wreck removal provisions. Owners to be referred to as co -assured on the certificate of entry. It is hereby warranted that the balance of the collision liability (1/4th) is insured with a P+I Group that is a member of the international group.~~
~~(i) War cover and risk to be no less favorable than the cover provided by the Institute of War and Strike clause hull 1 October 1983. Owners referred as co assured on certificate of entry. Hull and Machinery insurance cover to be as per institute time clauses hulls and Owners referred to as co-assured on the cover note.~~

13.	~~Insurance, Repairs and Classification~~
~~(~~Optional~~, only to apply if expressly agreed and stated in Box 27, in which event Clause 12 shall be considered deleted).~~
~~(a) During the Charter period the Vessel shall be kept insured by the Owners at their expense against marine and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. All insurance policies shall be in the joint names of the Owners and the Charterers as their interests may appear.~~
~~(b) During the Charter period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld. If the Charterers fail to arrange and keep any of the insurances provided for under the provisions of sub-clause (b) in the manner described therein, the Owners shall notify the Charterers whereupon the Charterers shall rectify the position within even running days, failing which the Owners shall have the right to withdraw the Vessel from the service of the Charterers without prejudice to any claim the Owners may otherwise have against the Charterers without prejudice to any claim the Owners may otherwise have against the Charterers.~~
~~(c) In the Event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance.~~
~~(d) The Charterers shall, subject to the approval of the Owners or Owners' Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions of sub-clause(a) of this Clause. The Charterers to be secured reimbursement through the Owners' Underwriters for such expenditures upon presentation of accounts.~~
~~(e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expense incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.~~
~~(f) All time used for repairs under the provisions of sub-clause (d) and (e) of this Clause and for repairs of latent defects according to Clause 2 above, including any deviation, shall count as time on hire and shall form part of the Charter period.~~
~~The Owners shall not be responsible for any expense as are incident to the use and operation of the Vessel for such time as may be required to make such repairs.~~
~~(g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 28 and Box 29, respectively. The Owners of the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.~~
~~(h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause (a) of this Clause, all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests.~~
~~(i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause (a) of this Clause, this Charter shall terminate as of the date of such loss.~~
~~(j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to Insurers and claim a constructive total loss.~~
~~(k) For the purpose of insurance coverage against marine and war risks under the provisions of sub-clause (a) of this Clause, the value of the Vessel is the sum indicated in Box 27.~~
~~(l) Notwithstanding anything contained in Clause 9(a), it is agreed that under the provisions of Clause 13, if applicable, the Owners shall keep the Vessel with unexpired classification in force at all times during the Charter period.~~

14.	Redelivery (See also Rider Clause 49)
Unless the Charterers exercise the Call Option in accordance with Rider Clause 42, the Charterers shall at the expiration of the Charter period redeliver the Vessel at a safe and ice-free port or place as indicated in Box 16. The Charterers shall give the Owners not less than 30 running days’ preliminary and not less than 14 days’ definite notice of expected date~~, range of ports of redelivery or port or place of redelivery~~. Any changes thereafter in Vessel’s position shall be notified immediately to the Owners.
Should the Vessel be ordered on a voyage by which the Charter period may be exceeded the Charterers to have the use of the Vessel to enable them to complete the voyage, provided it could be reasonably calculated that the voyage would allow redelivery about the time fixed for the termination of the Charter.
The Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.
The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid, without condition or recommendation of class, as at the time of delivery,for at least the number of months agreed in Box 12.

15.	Non-Lien and Indemnity
The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel or the lien of the Mortgage on the Vessel. In addition, the Charterers acknowledge and agree that any lien on the Vessel they may now or hereafter have is and shall be subject and subordinate to the lien of the Mortgage on the Vessel.
The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter period a notice reading as follows:
“Neither Filscan Shipping Inc., nor Fairfax Shipping Corp., nor any Charterer, nor the Master has any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever.”
~~The Charterers shall indemnify and hold the Owners harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of the Charterers, and against any claims against the Owners arising out of or in relation to the operation of the Vessel by the Charterers. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel.~~

16.	Lien
The Owners to have a lien upon all cargoes and sub-freights belonging to the Charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned, subject and subordinate to the lien of the Mortgage on the Vessel.

17.	Salvage
All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

18.	Wreck Removal
In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

19.	General Average
General Average, if any, shall be adjusted according to the York-Antwerp Rules 1994 or any subsequent modification thereof current at the time of the casualty.
The Charter Hire not to contribute to General Average.

20.	Assignment and Sub-Demise (See Rider Clause 45)
~~The Charterers shall not assign this Charter nor sub-demise the Vessel except with the prior consent in writing of the Owners which shall not be unreasonably withheld and subject to such terms and conditions as the Owners shall approve.~~

21.	Bills of Lading
The Charterers are to procure that all Bills of Lading issued for carriage of goods under this Charter shall contain a Paramount Clause incorporating any legislation relating to Carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the Bills of Lading shall incorporate the United States Carriage of Goods by Sea Act. The Bills of Lading shall also contain the amended New Jason Clause and the Both-to-Blame Collision Clause.  The Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

22.	~~Bank Guarantee~~
~~The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the sum and at the place as indicated in Box 25 as guarantee for full performance of their obligations under this Charter.~~
~~(Optional, only to apply if Box 25 filled in)~~

23.	Requisition/Acquisition (See Rider Clause 44)
~~In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as ARequisition for Hire@) irrespective of the date during the Charter period when ARequisition for Hire@ may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of ARequisition for Hire@ any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter period or the period of the ARequisition for Hire@ whichever be the shorter.~~
~~The Hire under this Charter shall be payable to the Owners from the same time as the Requisition Hire is payable to the Charterers.~~
~~(b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as ACompulsory Acquisition@) then, irrespective of the date during the Charter period when ACompulsory Acquisition@ may occur, this Charter shall be deemed terminated as of the date of such ACompulsory Acquisition.@ In such event Charter Hire to be considered as earned and to be paid up to the date and time of such ACompulsory Acquisition.@~~

24.	War
(a) The Vessel unless the consent of the Owners be first obtained not to be ordered nor continue to any place or on any voyage not be used on any service which will bring her within a zone which is dangerous as the result of any actual or threatened act of war, war, hostilities, warlike operations, acts of piracy or of hostility or malicious damage against this or any other vessel or its cargo by any person, body or State whatsoever revolution, civil war, civil commotion or the operation of international law, nor be exposed in any way to any risks or penalties whatsoever consequent upon the imposition of Sanctions, nor carry any goods that may in any way expose her to any risks of seizure, capture, penalties or any other interference of any kind whatsoever by the belligerent or fighting powers or parties or by any Government or Ruler.
(b) The Vessel to have liberty to comply with any orders or directions as to departure, arrival, routes, ports of call, stoppages, destination, delivery or in any other wise whatsoever given by the Government of the nation under whose flag the Vessel sails or any other Government or any person (or body) acting or purporting to act with the authority of such Government or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such orders or directions.
~~(c) In the event of outbreak of war (whether there be a declaration of war or not) between any two or more of the countries as stated in Box 31, both the Owners and the Charterers shall have the right to cancel this Charter whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 14, if she has cargo on board after discharge thereof at destination or if debarred under this Clause from reaching or entering it at a near open and safe port as directed by the Owners, or if she has no cargo on board, at the port at which she then is or if at sea at a near open and safe port as directed by the Owners, in all cases hire shall continue to be paid in accordance with Clause 10 and except as aforesaid all other provisions of this Charter shall apply until redelivery.~~

25.	~~Commission~~
~~The Owners to pay a commission at the rate indicated in Box 32 to the Brokers named in Box 32 on any Hire paid under the Charter but in no case less than is necessary to cover the actual expenses of the Brokers and a reasonable fee for their work. If the full Hire is not paid owing to breach of Charter by either of the parties the party liable therefor to indemnify the Brokers against their loss of commission.   Should the parties agree to cancel the Charter, the Owners to indemnify the Brokers against any loss of commission but in such case the commission not to exceed the brokerage on one year's Hire~~.

26.	Law and Arbitration
*)
~~26.1. This Charter shall be governed by English law and any dispute arising out of this Charter shall be referred to arbitration in London, one arbitrator being appointed by each party, in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single Arbitrator appointed shall apply. If two Arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.~~

*)    26.2 Should any dispute arise out of this Charter, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto and the third by the two so chosen their decision or that of any two of them shall be final, and for purposes of enforcing any award this agreement may be made a rule of the court.
The arbitrators shall be members of the Society of Maritime Arbitrators Inc. of New York and the proceedings shall be conducted in accordance with the rules of the Society.
*)	~~26.3. Any dispute arising out of this Charter shall be referred to arbitration at the place indicated in Box 33, subject to the law and procedures applicable there.~~
~~*)~~	~~26.3. Any dispute arising out of this Charter shall be referred to arbitration at the place indicated in Box 33, subject to the law and procedures applicable there.~~

~~26.4. If Box 33 in Part I is not filled in, sub-clause 26.1 of this Clause shall apply.~~

*)	26.1, 26.2 And 26.3 are alternatives: indicate alternative agreed in Box 33.

EXECUTION

M/V SEMINOLE PRINCESS - C/P DATED AS OF JANUARY 24, 2007

RIDER CLAUSES 27 - 53

Clause 27 - Names and Definitions

(1) Names:

Adirondack Shipping LLC, a limited liability company duly formed and validly existing under the laws of the Republic of the Marshall Islands, with its registered address located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Adirondack”, and sometimes referred to as “Owner”, and together with Rushmore as defined herein, “Owners”).

Rushmore Shipping LLC, a limited liability company duly formed and validly existing under the laws of the Republic of the Marshall Islands, with its registered address located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Rushmore”).

Fairfax Shipping Corp., a corporation duly organized and validly existing under the laws of the Republic of the Marshall Islands, with its registered address located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Fairfax”, and sometimes referred to as “Charterer”, and together with Beekman as defined herein, “Charterers”).

Beekman Shipping Corp., a corporation duly organized and validly existing under the laws of the Republic of the Marshall Islands, with its registered address located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Beekman”).

TBS International Limited, a corporation duly organized and validly existing under the laws of the British Overseas Territory of Bermuda, with its registered address located at Suite 306, Commerce Building, One Chancery Lane, Hamilton HM 12 Bermuda (“TBS” and sometimes referred to as “Guarantor”).

Filscan Shipping, Inc., a corporation duly organized and validly existing under the laws of the Republic of the Philippines, with its registered address located at 2nd Floor, Harbor Center II, South Harbor, Port Area, Manila, Philippines (“Filscan”).

DVB Bank America N.V., Zeelandia Office Park, Kaya W.F.G. Mensing 14, Curacao, Netherland Antilles, its successors and assigns, as mortgagee (the “Mortgagee”) in respect of a first priority Panamanian naval mortgage over the Vessel to be granted by the Owner at the time of Closing in favor of the Mortgagee.

Roymar Ship Management, Inc., a corporation duly organized and validly existing under the laws of the State of New York , with an office and place of business located at 455 Central Park Avenue, Scarsdale, New York 10583 (the “Technical Manager”, and together with the Commercial Manager as defined herein, the “Managers”).

TBS Shipping Services Inc., a corporation duly organized and validly existing under the laws of the State of New York, with an office and place of business located at 612 East Grassy Sprain Road, Yonkers, New York 10710 (the “Commercial Managers”).

(2) Definitions:

In this Charter,

“Bareboat Charter Registry” means the bareboat registration of the Vessel in accordance with the laws of the Republic of the Philippines, or such other jurisdiction acceptable to the Owner. The Vessel shall be bareboat registered in the name of Filscan, or such other entity acceptable to the Owner.

“Business Day” means a day on which dealings are carried out in the London Interbank Market and which is also a day on which commercial banks are not authorized or required to close in New York, New York, Curacao, Netherlands Antilles or Frankfurt, Germany.

“Charter” means this bareboat charter party.

“Charterer” means Fairfax.

“Charterers” means Charterer and Beekman.

“Charters” means this Charter and the LAGUNA BELLE Charter as defined herein.

 “Charter Hire" has the meaning set out in Clause 31.

"Charter Party Guarantee" means the guarantee made by the Guarantor in favor of the Owner, of the due and correct performance of all of the Charterer’s obligations herein, as set forth in Clause 53 and made a part of this Charter.

"Charter Period" means the period described in Clause 29.

"Charterparty Event of Default" means any of those events listed in Clause 40.

“Charter Party Obligations” means each and every obligation, responsibility, duty, commitment, covenant and undertaking of the Charterer and Guarantor under this Charter.

"Classification Society" means Lloyd’s Register or such other classification society as is acceptable to the Owners, such acceptance not to be unreasonably withheld.

“Closing” shall refer to the simultaneous Delivery under the MOA and the Charter on a date to be mutually agreed between Owners and Charterers, but not later than January 31, 2007.

“Commitments” has the meaning set out in Clause 28(4).

“Default Rate” means twelve percent (12%) per annum.

“Delivery” with reference to the MOA means the transfer of title to the Owner from the Seller on the Delivery Date, and with reference to the Charter shall have the meaning set forth in Clause 2 herein.

"Delivery Date" means the date and time on which the Vessel is simultaneously delivered to the Owner under the MOA, and by the Owner to the Charterer under the Charter.

“Filscan Charter” means the sub-bareboat charter party entered into between the Charterer and Filscan covering the Vessel, for the purpose of effecting the Bareboat Charter Registry.

"Guarantor" means TBS.

“ISM Code” means in relation to its application to the Charterer, the Managers, the Vessel and its operation, the International Safety Management Code (including the guidelines on its implementation) adopted by the International Maritime Organization (“IMO”) as Resolution A.741(18) and Resolution A.913(22) (superseding Resolution A.788(19)) (and the terms “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISPS Code” means in relation to its application to the Charterer, the Managers, the Vessel and its operation, the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the IMO adopted by a Diplomatic Conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended), (and the term “ISPS Certificate” has the same meaning as is given to it in the ISPS Code).

"Insurances" means the insurances (or in the singular, “Insurance”) which the Charterer covenants in this Charter to arrange and maintain in respect of the Vessel, as set forth in Clause 33.

“LAGUNA BELLE Charter” means the bareboat charter party entered into between Rushmore, as owner, and Beekman, as charterer, covering the M/V LAGUNA BELLE.

“LAGUNA BELLE MOA” means the memorandum of agreement dated as of January 24, 2007, made between Rushmore, as buyer, and Beekman, as seller, covering the sale of the M/V LAGUNA BELLE.

“Memorandum of Three-Party Agreement” means the Memorandum of Agreement dated January 15, 2007 made among the Charterer, Filscan Shipping Inc. and Pacific Rim Shipping Corp.

"MOA" means the memorandum of agreement dated as of January 24, 2007, made between the Owner, as buyer, and the Charterer, as seller, covering the sale of the Vessel.

“MOAs” means the MOA, and the LAGUNA BELLE MOA.

“Managers" means Roymar Ship Management, Inc., as Technical Manager, and TBS Shipping Services, Inc., as Commercial Manager, or such other entities approved by the Owner.

“Mortgage” means the first preferred ship mortgage over the Vessel granted by the Owner in favor of the Mortgagee.

“Mortgages” means the Mortgage, and the first preferred ship mortgage over the LAGUNA BELLE granted by Rushmore in favor of the Mortgagee.

"NSP" means the net proceeds of any sale of the Vessel received by the Owners after deduction of any costs incurred by the Owners in connection with such sale.

“Owner” means Adirondack.

“Owners” means the Owner and Rushmore.

“Redelivery Date” shall have the meaning set forth in Clause 29.

"Seller" means Fairfax.

"Sellers" means the Seller and Beekman.

“TBS Group” refers to any entity that is owned or controlled by the Guarantor, including but not limited to the Charterers.

“Total Loss” shall have the meaning set forth in Clause 44.

“Underlying Registry” means the registration of the Vessels in the name of the respective Owners in accordance with the laws of the Republic of Panama.

“Vessel” means the M/V SEMINOLE PRINCESS.

“Vessels” means the Vessel and the M/V LAGUNA BELLE.

Clause 28. MOA and Charter Party; Conditions Precedent.

(1) The Owner’s obligation to charter the Vessel to the Charterer hereunder is conditional upon Delivery of the Vessel to the Owner by the Charterer pursuant to the MOA.

(2) Subject to the Vessel being delivered to and taken over by the Owner pursuant to the MOA, the Charterer shall forthwith be deemed to have simultaneously taken Delivery of the Vessel under this Charter.

(3) The Owner commits to purchase the Vessel under the MOA and to deliver the Vessel under the Charter, subject to the following conditions precedent:

(a)	The execution and delivery of the separate, valid and binding MOAs (on NSF ’93) in form and substance acceptable to the Owners.

(b)	The execution and delivery of the separate, valid and binding Charters (on Barecon ’89) in form and substance acceptable to the Owners, and guaranteed by the Guarantor.

(c)
All conditions precedent have been satisfied with respect to any document, action or performance as may be required of the Charterers and Guarantor, respectively, as set forth herein or on Schedule III.

(d)
Copies of the Charterers’ and Guarantor’s constitutional documents, and each amendment thereto, certified as of a date reasonably near the date of the Closing by the president or secretary of such party as being a true and correct copy thereof.

(e)	Originals of the following, in form and substance satisfactory to the Owners, have been delivered to the Owners:

(i)
certificates of each of the Charterers and Guarantor dated as of a date reasonably near the date of the Closing, certifying that each is duly incorporated and in goodstanding under the laws of such party’s jurisdiction of incorporation.

(ii)
resolutions of the directors and shareholders of each of the Charterers, and resolutions of the directors of the Guarantor (x) approving the transactions contemplated by MOAs and the Charters; (y) authorizing the execution of the MOAs and the Charters to which each is a party (or to be a party), and such other documents, notices and consents as may be necessary in connection therewith; (z) authorizing named officers or attorneys-in-fact to execute such documents, together with such other documents, notices and consents as may be necessary or desirable to carry out the transactions contemplated by such resolutions, in each case certified as of a date reasonably near the date of the Closing by the president or the secretary of such party as being duly adopted, and copies of such documents being true and correct copies thereof.

(iii)
The original of any power of attorney under which the MOAs, Charters and any other documents in connection therewith is to be executed on behalf of each of the Charterers and Guarantor to which each is a party (or to be a party).

(iv)	Copies of the management agreements between Charterers and the Managers.

(v)
Copies of all consents which the Charterer and/or the Guarantor requires to enter into, or make any payment or perform any of its obligations under or in connection with the transactions contemplated by this Charter, each certified as of a date reasonably near the date of the Closing by the president or the secretary (or equivalent officer) of such party as being a true and correct copy thereof, or certification by such president or secretary (or equivalent officer) that no such consents or approvals are required.

(vi)
A copy of the Filscan Charter, certified as of a date reasonably near the date of the Closing by the president or the secretary (or equivalent officer) of the Charterer as being a true and correct copy thereof, such charter to be in form and substance acceptable to the Owner.

(vii)	A bringdown certificate by each of the Charterers and the Guarantor in accordance with Schedule III hereto.

(f)	evidence in form and substance satisfactory to the Owners and the Mortgagee that:

(i)	The Vessels are insured in accordance with Clause 33 with insurers acceptable to the Owners;

(ii)
The Vessels are classed in the highest classification and rating for vessels of the same age and type with a classification society acceptable to the Owners which shall be established by means of a confirmation of class certificate;

(iii)
At the Closing under the respective MOAs and Charters, the Vessels are properly registered: (x) in the name of the respective Owners under the Underlying Registry, and (y) in the name of Filscan under the Bareboat Charter Registry, with such approvals and consents as may be required by the Underlying Registry; such registrations to be free of all liens and encumbrances save for the lien of the respective Mortgages.

(iv)
The Vessels are managed by the Managers, or such other managers acceptable to the Owners, and a copy of the Technical Manager’s ISM Document of Compliance, the ISM Safety Management Certificate of each Vessel, the ISM ISPS Certificate of each Vessel, and the identification of the ISM Responsible Person(s) is provided to the Owners.

(v)
The Charterers and the Guarantor are in good standing in their respective jurisdictions of incorporation, and all necessary corporate action has been taken on the part of the Charterers and Guarantor, authorizing the execution, delivery and performance of the MOAs and Charters, as applicable.

(g)	There shall have been no material adverse change, as determined in the Owners’ sole discretion, with respect to:

(i)	Each Charterer’s ability to perform its obligations under the respective Charters.

(ii)	The Guarantor’s ability to perform its obligations under the guaranty provisions of the Charters;

(iii)	The business, property, assets, liabilities, operations and financial condition of the Charterers and the Guarantor taken as a whole.

(iv)	The condition of the Vessels.

(h)
The Owners shall have received: (i) such additional documents and agreements as may be required by the Owners and the Mortgagee; (ii) the opinions of counsel for the Charterers and Guarantor in form and substance satisfactory to Owners.

(4) Subject to satisfaction of the conditions precedent set forth in Section (3) above, the Owner shall complete the purchase and take Delivery of the Vessel under the MOA, and thereby make Delivery under the Charter (the “Commitments”), provided the Closing occurs simultaneously with the closing under the LAGUNA BELLE MOA and LAGUNA BELLE Charter .

(5) At the time of Closing, the Charterer and the Owner shall execute a Protocol of Delivery and Acceptance to record the date, time and place of delivery of the Vessel under the Charter, and the Charterer shall obtain the following documents and provide copies to the Owner:

(a) The delivery documents under the MOA;

(b) The Provisional Certificate of Registry of the Vessel and Radio License in the Owner’s name.

(c) The ISM Safety Management Certificate;

(d) The ISM ISPS Certificate

Clause 29. Charter Period and Redelivery Date.

The Charter Period shall commence on the Delivery Date and shall continue, subject to the terms of this Charter, for a period of Eighty-Four (84) months therefrom, or such other date as may be agreed in accordance with the terms of this Charter (the “Redelivery Date”).

Clause 30.	Delivery and Acceptance.

(1) The Owner will give and the Charterer will take Delivery of the Vessel under the Charter as is where is on the Delivery Date. The Charterer acknowledges and agrees that the Owner makes no representation or warranty, express or implied, statutory or otherwise, and no term or condition, as to title, seaworthiness, merchantability, condition, design, operation, performance or capacity of the Vessel, or fitness for use or eligibility of the Vessel for any particular trade or operation, or any other such matter whatsoever. The Vessel will be accepted by the Charterer without any claim for defects, faults, deficiencies or errors of description, and without any allowance or abatement in any circumstances for such defects faults, deficiencies or errors of description, and the Charterer waives any and all of its rights in connection therewith. The Owner and the Charterer hereby agree that the delivery of the Vessel to and acceptance by the Owner under the MOA shall constitute Delivery of the Vessel to the Charterer under the Charter, and shall constitute conclusive proof that for purposes of any obligation and responsibility of the Owner under this Charter or in connection herewith, that the Vessel is at the time of delivery seaworthy, in good order and repair, and without defect, whether or not discoverable by the Charterer or not, and free and clear of all encumbrances, mortgages, charges, liens and any other debt of whatsoever nature, save for the Mortgage.

(2) Without prejudice to the foregoing, the on-hire survey referred to in Clause 6 hereof is solely for the purpose of ascertaining and documenting the condition of the Vessel at the time of Delivery for purposes of comparison with the condition of the Vessel at the time of Redelivery.

Clause 31. Charter Hire

(1) The Charterer shall pay to the Owner for the hire of the Vessel monthly Charter Hire in United States currency, at the rates set forth below, commencing on and from the Delivery Date. Hire to continue until the date and hour when the Vessel is redelivered by the Charterer:

(a) Months 1 - 24: $10,500 per day Charter Hire.

(b) Months 25 - 36:  $10,000 per day Charter Hire

(c) Months 37 - 84: $7,350 per day Charter Hire

(2) The first payment of Charter Hire shall be made on the Delivery Date, and if such date is not the first day of a month, it shall be in an amount equal to the daily rate set out in section (1)(a) above, multiplied by the number of days remaining in that month and thereafter shall be paid monthly in advance on the first day of each subsequent month;

(3) The payment of Charter Hire shall be made in cash without discount, withholding, deduction, counterclaim or set off and time shall be of the essence. Charter Hire is to be paid to Owner’s nominated bank account, or as otherwise instructed by Owner. Any amount of Charter Hire which is not paid on the due date shall attract interest at the rate per annum at the Default Rate.

(4) The Charterer's obligation to pay Charter Hire and perform its obligations under this Charter shall be absolute and unconditional and shall not be affected by any contingency whatsoever, including but not limited to:

(a)
any unavailability of the Vessel for any reason including but not limited to requisition, or any prohibition or interpretation of or other restriction against the Charterer’s or any other person's use, operation or possession of the Vessel, any interference with such use, operation or possession or failure to deliver any part of the Vessel or any lack or invalidity of title or any other defect in the title, registration, seaworthiness, merchantability, suitable or satisfactory quality, fitness for any purpose, condition, design or operation of any kind or nature of the Vessel or the eligibility of the Vessel for any particular use or trade or for want of registration or the absence or withdrawal of any permit, license, authorization, consent, approval or other documentation required under the applicable law of any relevant jurisdiction for the ownership, chartering, use, operation or location of the Vessel, or any damage to the Vessel or any part thereof;

(b)
any insolvency, bankruptcy, winding-up, administration, reorganization, reconstruction, arrangement, readjustment or rescheduling of debt, dissolution, liquidation or similar proceedings by or against the Charterer;

(c)
any invalidity or unenforceability or lack of due authorization of, or other defect in, this Charter or any particular provision hereof or thereof including but not limited to the Vessel being held to be the property of the Charterer or any person other than the Owner or any incapacity, disability or defect in the powers of the Charterer.

Clause 32. Sellers’ Credit.

At the Closing, the Charterer shall credit the Owner in the sum of US $2,750,000 in respect of the purchase price under the MOA (the “Seller’s Credit”), which amount shall be held as an obligation of the Owner on the Owner’s books, in accordance with the following terms:

(1) The Seller’s Credit shall be non-interest bearing, and unsecured.

(2) Subject to sub-section (3) below, the Seller’s Credit shall be repaid to the Charterer in a lump sum at the expiration of the Charter Period.

(3) If upon a Charterparty Event of Default the Owner exercises its right to terminate the Charter in accordance with Section 41, the Owner’s obligation to repay the Seller’s Credit shall be discharged and released, the satisfaction of which shall be deemed damages, and there shall be no further obligation or requirement on the part of the Owner to account for the Sellers’ Credit.

Clause 33. Insurances and Insurance Covenants.

(1) General. The Charterer undertakes with the Owner and the Mortgagee to comply with the following provisions of this Clause 33 at all times during the Charter Period, and until all Charter Party Obligations have been fulfilled and satisfied.

(2) Maintenance of Insurances. The Charterer shall keep the Vessel insured at its own expense against:

(a) fire and usual marine risks (including hull and machinery and excess risks);

(b) war risks;

(c)	protection and indemnity risks (including pollution risks and freight, demurrage and defense cover); and

(d)
any other risks against which the Owner may advise, having regard to practices and other circumstances prevailing at the relevant time, and with the Charterer’s consent, such consent not to be unreasonably withheld, that it would be reasonable for the Charterer to insure, as specified by the Owner by notice to the Charterer.

(3) Terms of obligatory Insurances. The Charterer shall effect such insurances:

(a)    in Dollars;

(b)
in the case of fire and usual marine risks and war risks, in an amount on the day of Closing on an agreed value basis of thirty million dollars (US$30,000,000), as such amount may be increased at the request of the Charterer following the Conversion Work;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and the international marine insurance market;

(d)	in relation to protection and indemnity risks in respect of the full tonnage of the Vessel;

(e)    on approved terms; and

(f)
through well known marine insurance brokers and with insurance companies and/or underwriters with a Standard & Poor’s Rating of not less than A- or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations, and without prejudice to the Charterer’s obligation to obtain the prior approval of the Owner, at all times with reputable international brokers, companies, underwriters and mutual insurance associations.

(4) Further protections. In addition to the terms set out in Section (3) above, the Charterer shall procure that the Insurances shall:

(a)
if so required by the Owner (i) except in relation to risks referred to in Section (2)(c), name (or be amended to name) the Mortgagee and Owner as additional named assureds for their rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Mortgagee and Owner, and (ii) in relation to risks referred to in Section (2)(c), name (or be amended to name) the Mortgagee and Owner as co-assureds or co-assureds under a misdirected arrows clause, but in all cases without the Mortgagee and Owner thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Mortgagee as loss payee in accordance with the loss payable clause referred to in Section (6)(b) below and with such directions for payment as the Mortgagee may specify;

(c)	provide that all payments by or on behalf of the insurers under the Insurances to the Mortgagee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)
provide (on a reasonable efforts basis) that the insurers shall waive, to the fullest extent permitted by applicable law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Mortgagee and Owner in respect of any rights or interests (secured or not) held by or available to the Mortgagee under the Mortgage, until the liabilities set forth in the Mortgage shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph (d) from making personal claims against persons (other than the Mortgagee and Owner) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant Insurances;

(e)	provide that such Insurances shall be primary without right of contribution from other insurances which may be carried by the Mortgagee or Owner;

(f)     provide that the Mortgagee may make proof of loss if the Charterer fails to do so;

(g)
provide that if any such Insurances are cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Mortgagee or Owner, or if any of the Insurances are allowed to lapse for non-payment of premium, such cancellation, charge or lapse shall not be effective with respect to the Mortgagee and Owner for 14 days (or 7 days in the case of war risks) after receipt by the Mortgagee and Owner of prior written notice from the insurers of such cancellation, change or lapse; and

(h)
apply all sums receivable under the Insurances (other than in respect of a Total Loss and any Major Casualty, which shall be payable to the Mortgagee in accordance with the provisions of the Insurance Assignment) as are paid to the Charterer for the purpose of making good the loss and fully repairing all damage in respect of which such sums shall have been received.

(5) Renewal of Insurances. The Charterer shall:

(a)     at least 14 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Owner of (1) the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterer proposes to renew that insurance and (2) the proposed terms of renewal; and

(ii)	obtain the consent of the Owner, such consent not to be unreasonably withheld, to the matters referred to in paragraph (i) above;

(b)	at least 7 days before the expiry of any Insurance effected by it, renew the Insurance in accordance with the Owner’s approval pursuant to paragraph (a)(ii) above; and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall notify the Mortgagee and the Owner in writing of the terms and conditions of the renewal promptly after the renewal.

(6) Copies of policies; letters of undertaking. The Charterer shall ensure that all approved brokers provide the Mortgagee (with copy to Owner) with pro forma copies of all policies relating to the Insurances which they are to effect or renew and of a letter or letters of undertaking in a form required by the Mortgagee including undertakings by the approved brokers that:

(a)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment in such form as the Mortgagee may require and complying with the provisions of Section (4);

(b)	they will hold such policies, and the benefit of such Insurances, to the order of the Mortgagee in accordance with the said loss payable clause;

(c)	they will advise the Mortgagee and Owner immediately of any material change to the terms of the Insurances;

(d)
they will notify the Mortgagee and Owner, not less than 7 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Charterer or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Mortgagee and Owner of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Vessel under such Insurances any premiums or other amounts due to them or any other person whether in respect of the Vessel or otherwise, they waive any lien on the policies or, any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such Insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owner.

(7) Copies of certificates of entry. The Charterer shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Mortgagee and Owner with:

(a)     a certified copy of the certificate of entry for the Vessel;

(b)	a letter or letters of undertaking in such form as may be required by the Mortgagee; and

(c)
where required to be issued under the terms of insurance/indemnity provided by the Charterer’s protection and indemnity association, but only if and when so requested by the Owner, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by the Charterer in relation to the Vessel in accordance with the requirements of such protection and indemnity association; and

(d)
a certified copy of each certificate of financial responsibility for pollution by oil or other environmentally sensitive material issued by the relevant certifying authority in relation to such Vessel, but only if and when so requested by the Owner.

(8) Deposit of original policies. The Charterer shall ensure that all policies relating to Insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

(9) Payment of premiums. The Charterer shall punctually pay all premiums or other sums payable in respect of the Insurances effected for the Vessel and produce all relevant receipts when so required by the Owner.

(10) Guarantees. The Charterer shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

(11) Restrictions on employment. The Charterer shall not employ the Vessel, nor permit her to be employed, outside the cover provided by any Insurances.

(12) Compliance with terms of Insurances. The Charterer shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any Insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular:

(a)
the Charterer shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Section (7)(c)) ensure that the Insurances are not made subject to any exclusions or qualifications to which the Owner has not given its prior approval;

(b)
the Charterer shall not make any changes relating to the classification or classification society or manager or operator of the Vessel unless approved by the underwriters of the Insurances (and as otherwise provided in this Charter);

(c)
the Charterer shall make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
the Charterer shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the Insurances, without first obtaining the consent of the insurers (and as otherwise provided in this Charter) and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

(13) Alteration to terms of Insurances. The Charterer shall not make nor agree to any alteration to the terms of any Insurance nor waive any right relating to any Insurance.

(14) Settlement of claims. The Charterer shall not settle, compromise or abandon any claim under any Insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Mortgagee and/or the Owner to collect or recover any moneys which at any time become payable in respect of the Insurances.

(15) Provision of copies of communications. The Charterer shall provide the Owner at the time of each such communication, with copies of all written communications between the Charterer and:

(a) the brokers; and

(b) the protection and indemnity and/or war risks associations; and

(c) the insurance companies and/or underwriters,

which relate, in each case directly or indirectly to either any actual or threatened termination or material adverse change in the terms of any of the Insurances or any recovery which, under the terms of any loss payable clause as referred to in Section (6)(b), shall or may be payable to the Owner and/or the Mortgagee.

(16) Provision of information. In addition, the Charterer shall promptly provide the Owner (or any persons which it may designate) with any information which the Owner (or any such designated person) requests from time to time for the purpose of:

(a)
obtaining or preparing any report from an independent marine insurance broker or the Mortgagee’s in-house insurance consultant as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such Insurances as are referred to in Section (17) below or dealing with or considering any matters relating to any such Insurances,

and the Charterer shall, forthwith upon demand, indemnify the Owner in respect of all fees and other expenses incurred by or for the account of the Owner in connection with any such report as is referred to in paragraph (a) above up to $10,000; provided that the Owner (or any persons which it may designate) shall; not exercise its rights under paragraph (a) above more than once per year.

(17) Mortgagee's interest and additional perils Insurance. Nothing in this Clause 33 shall prevent the Mortgagee from time to time subscribing for and thereafter maintaining and renewing all of the following insurances in such amounts (but, in the case of the insurances referred to in both Section (17)(a) and (b), an amount equal to 120 percent of the principal amount of the liability secured by the Mortgage, on such terms, through such insurers and generally in such manner as the Mortgagee may from time to time consider appropriate:

(a)
a mortgagee’s interest marine insurance covering the Vessel and providing for the indemnification of the Mortgagee for any losses under or in connection with the Mortgage which directly or indirectly result from loss of or damage to the Vessel covered by such insurance or a liability of such Vessel or of the Owner or Charterer, being a loss or damage which is prima facie covered by an Insurance but in respect of which there is a non-payment (or reduced payment) by the underwriters by reason of, or on the basis of an allegation concerning, among other things:

(i)
any act or omission on the part of the Owner or Charterer, or any operator, sub-charterer, manager or sub-manager of such Vessel or of any officer, employee or agent of the Owner or Charterer or of any such person, including any breach of warranty or condition or any non-disclosure relating to such Insurance;

(ii)
any act or omission, whether deliberate, negligent or accidental, or any knowledge or privity of the Owner or Charterer, any other person referred to in paragraph (i) above, or of any officer, employee or agent of the Owner or Charterer or of such a person, including the casting away or damaging of such Vessel and/or such Vessel being unseaworthy; and/or

(iii)	any other matter capable of being insured against under a mortgagee’s interest marine insurance policy whether or not similar to the foregoing; and

(b)
a mortgagee’s interest additional perils policy providing for the indemnification of the Mortgagee against, among other things, any possible losses or other consequences of any Environmental Claim, including the risk of expropriation, arrest or any form of detention of the Vessel and/or of any insurance recoveries which are or may be paid or payable under the Insurances relative to the Vessel covered by such insurance, or the imposition of any Security Interest over such Vessel and/or any such insurances and/or any other matter capable of being insured against under a mortgagee's interest additional perils policy, and the Charterer shall upon demand fully indemnify the Owner in respect of all premiums and other reasonable expenses which are incurred by the Mortgagee and paid by the Owner in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

(18) Any capitalized terms used in this Clause 33 which are not otherwise defined in this Charter shall have the meaning set forth in the Mortgage.

Clause 34. Security.

As security for its obligations under this Charter:

(1) The Charterer shall:

(a)	Assign to the Owner the Filscan Charter (the “Assignment of Charter”), subject to the Memorandum of Three-Party Agreement;

(b)	Assign the Insurances to the Mortgagee and the Owner, as their interests may appear, in accordance with the terms and conditions set forth in Clause 33 (the “Insurance Assignment”).

(c)
Cause the Technical Manager and the Commercial Manager to each execute and deliver to the Owner or Mortgagee a subordination agreement with respect to any claim or privilege arising under the respective management agreements (the “Subordination Agreements”).

(2) The Assignment of Charter, the Insurance Assignment, and the Subordination Agreements shall be in such form as Owner and/or the Mortgagee may reasonably require.

Clause 35.  Representations and Warranties; Undertakings; Covenants.

(1) In order to induce the Owner to enter into this Charter, the Charterer and Guarantor hereby represent and warrant to the Owner, which representations and warranties shall survive the execution and delivery of this Charter, and continue throughout the Charter Period and until all Charter Party Obligations have been fulfilled and satisfied, that:

(a) Due Organization and Power. Each of the Charterer and the Guarantor:

(i)	is duly formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation;

(ii)	has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Charter; and

(iii)	has complied with all statutory, regulatory and other requirements relative to such business and such agreements;

(b)
Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit each of the Charterer and Guarantor to enter into and perform its respective obligations under this Charter and, as of the date hereof, no further consents or authorities are necessary in connection herewith;

(c)
Binding Obligations. This Charter constitutes or will, when executed and delivered, constitute the legal, valid and binding obligations of the Charterer and Guarantor, enforceable against each in accordance with its terms;

(d)
No Violation. The execution and delivery of this Charter, and the performance of its provisions by each of the Charterer and Guarantor does not violate or contravene (i) any applicable law or regulation existing at the date hereof ; (ii) the articles of incorporation or by-laws of either company; or (iii) any contractual restriction binding upon either the Charterer or the Guarantor under any other agreement of whatever nature.

(e)	Control. The Guarantor owns or controls the Charterers.

(f)
The registration of the Vessel under the Bareboat Charter Registry, and its operation thereunder, shall in not any way affect or threaten: (i) the validity or quality of title ownership of the Owner under the Underlying Registry, (ii) the validity or enforceability of the Mortgage as a first priority Panamanian naval Mortgage.

(2) For the duration of the Charter Period and until all Charter Party Obligations have been fulfilled and satisfied, the Charterer undertakes and covenants:

(a)
to keep the Vessel in compliance with all national and international laws, conventions and regulations, including but not limited to SOLAS, the ISM Code and the ISPS Code, free of any liens and encumbrances (except the lien of the Mortgage), and to promptly inform the Owner of any change in the status of such compliance.

(b)
to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Vessel and, in the event of a writ or libel being filed against the Vessel or the Vessel being arrested pursuant to legal process or purported legal process or in the event of detention of the Vessel in exercise or purported exercise of any such lien or claim as aforesaid, the Charterer shall procure the discharge of such writ or libel or the release of the Vessel from such arrest or detention within 30 days of receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require.

(c)
to keep the Vessel classified in the highest classification and rating for vessels of the same flag, age and type, free of conditions and recommendations (other than those for which the time prescribed by class for curing the condition or recommendation has not passed), with all certificates valid and up to date, and to: (i) submit the Vessel to continuous surveys and such periodical or other surveys as may be required for classification purposes and shall supply to the Mortgagee and/or Owner, as they may reasonably request, copies of all survey and class reports issued in respect thereof, and; (ii) promptly inform the Owner of the withdrawal of any of the Vessel’s ratings by its classification society or the imposition or issuance by said classification society of any condition or recommendation affecting class which is not complied or otherwise dealt with in accordance with its terms.

(d)    to keep the Vessel insured in accordance with the terms of this Charter.

(e)
to keep the Vessel properly registered under the Underlying Registry and the Bareboat Charter Registry (or such other registration as may be agreed by the Owner), with all national and international trading certificates valid and up to date, and to (i) provide copies of all registration certificates and similar documents issued by the Underlying Registry and the Bareboat Charter Registry, and all trading certificates, and; (ii) to promptly inform the Owner of any change in the status of such registration or certification.

(f)
cause a cautionary notice with respect to the existence of the Mortgage on the Vessel to be filed on the day of the Closing, or as soon thereafter as is feasible, with the Philippine Maritime Industry Authority of the Bareboat Charter Registry, such notice to be in form and substance acceptable to the Owner.

(g)
deliver to the Owner as soon as possible, but in no event later than 60 days, following the day of the Closing, evidence acceptable to the Owner that the Philippine Maritime Industry Authority has recognized the existence of the Mortgage with respect to the Vessel and that such Mortgage is governed by the law of the Republic of Panama, and has duly noted the same in the Bareboat Charter Registry.

(h)
to take any and all action necessary to ensure : (i) the validity and quality of title ownership of the Owner under the Underlying Registry, and; (ii) the validity and enforceability of the Mortgage as a first preferred Mortgage.

(i)	Unless otherwise agreed by the Owner, upon termination of the Filscan Charter the Charterer shall cause:

(i)
the cancellation and deletion of the Vessel from the Bareboat Charter Registry, and the Mortgagee shall be entitled to do all such acts and things in the name of the Charterer and Filscan, as may be required to effect such cancellation and deletion and to comply with any requirements of the Philippine Maritime Industry Authority for the purpose of ensuring that the registration of the Vessel in the Mercantile (Marine) Section of the Public Registry of the Republic of Panama is valid in every respect; and

(ii)	the delivery or cause to be delivered to the Owner or its designee the following documents, in each case in form and substance acceptable to the Owner:

(v)	a certificate of deletion in respect of the Vessel from the Philippine Maritime Industry Authority;

(w)	the original Temporary Certificate of Vessel Registry issued for the Vessel by the Philippine Maritime Industry Authority;

(x)
the original of each certificate issued by any governmental entity of the Republic of the Philippines, including the certificate of the National Telecommunications Commission of the Republic of the Philippines on the Vessel’s call sign and all SOLAS certificates;

(y)	an original certificate issued the Bureau of Internal Revenue of the Republic of the Philippines that all applicable withholding taxes shall have been paid; and

(z)
such other documents and instruments as may be necessary or advisable to effect such cancellation and deletion and to comply with any requirements of the Philippine Maritime Industry Authority for the purpose of ensuring that the registration of the Vessel in the Mercantile (Marine) Section of the Public Registry of the Republic of Panama is valid in every respect.

(j)
to promptly inform the Owner, upon becoming aware of same, of the occurrence of a Charter Party Event of Default or of any circumstance which, with the giving of notice and the lapse of time, would constitute a Charter Party Event of Default.

(k)
to procure and deliver to the Mortgagee, with copy to Owner, an annual written appraisal report and such other interim valuations as the Mortgagee may request, prepared by Broker, at the expense of the Charterer, setting forth the Fair Market Value of the Vessel.

(l)	to notify the Mortgagee forthwith by fax, with copy to the Owner of:

(i)	any damage to the Vessel requiring repairs the cost of which will or might exceed five hundred thousand dollars ($500,000) (or the equivalent in any other currency);

(ii)	any occurrence in consequence of which the Vessel has or may become a Total Loss;

(iii)	any requisition of the Vessel for hire;

(iv)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied or otherwise dealt with in accordance with its terms;

(v)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings within three (3) business days thereof;

(vi)	any petition or notice of meeting to consider any resolution to wind up the Charterer or Guarantor (or any event analogous thereto under the laws of their respective jurisdictions of incorporation);

(vii)	the occurrence of a Charterparty Event of Default;

(viii)	any claim for breach of the ISM Code or the ISPS Code in connection with the Vessel being made against the Vessel, Charterer, Technical Manager or otherwise; and

(ix)	any other material matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with as regards the Vessel.

(m)    not to mortgage, charge or otherwise encumber the Vessel or permit the creation of any such mortgage, charge or other encumbrance otherwise than to or  in   favor      of the Mortgagee (save for such liens incurred in relation with the normal course of the operations of the Vessel).

(3) For the duration of the Charter Period, and until all Charter Party Obligations have been fulfilled and satisfied, the Guarantor covenants:

(a)
to be in compliance with the financial covenants set forth in the TBS Credit Facility (Section 7.13) dated July 31, 2006, regardless of whether such Credit Facility is in effect or not, and to promptly inform the Owner in the event the Charterer is not in compliance with any of such financial covenants. The Guarantor shall provide a quarterly compliance certificate with respect to the within covenant, in such form to be provided by Owner, or such other form acceptable to Owner.

(b)
to subordinate to the Owner any and all claims of whatever nature which the Guarantor has or may have against the Owner during the Charter Period, and until all Charter Party Obligations have been fulfilled and satisfied.

(4)	The Owner represents, warrants and covenants for the duration of the Charter Period:

(a)	it is a single purpose limited liability company formed solely to enter into the MOA and Charter, and the financing in connection therewith.

(b)	it will not engage in any operations other than as contemplated to be performed by the Owner under the MOA, the Charter, and any financing in connection therewith.

Clause 36. Financial Statements.

(1) Throughout the Charter Period, and for every year thereof, the Guarantor shall deliver to the Owner its (a) quarterly and annual financial statements and other reports of material events as soon as practicable but not later than 10 Business Days after the Guarantor files such financial statements on Forms 10-Q and 10-K and reports on Form 8-K with the United States Securities and Exchange Commission (but in no event later than: (i) 120 days after the end of its fiscal year with respect to its annual financial statements; (ii) 90 days after the end of each quarter), and (b) together with the annual financial statements, reports of and/or updates on all off-balance sheet financings and time charter hire commitments of the Guarantor), and (c) such other financial statements, annual budgets and projections as may be reasonably requested by the Owner and/or Mortgagee, each to be in such form as the Owner and/or Mortgagee may reasonably request;

(2) The Charterer hereby consents to the sharing of information between the Owner and the Mortgagee regarding the Charterer’s financial position, operations, and such other matters related to this transaction and the performance of the Charter.

Clause 37. The Managers

(1) The Charterer shall appoint the Technical Managers and the Commercial Managers as managers of the Vessel throughout the Charter Period.

(2) The Charterer may not change the Managers during the Charter Period nor amend or agree to amend the management agreements entered into between the Charterer and each of the Managers, without the prior written consent of the Owner.

(3) Throughout the Charter Period, the Charterer shall ensure that the Managers comply with all applicable international conventions, codes and regulations, including the International Convention for Safety of Life at Sea (SOLAS) 1974 (as adopted, amended or replaced from time to time), the ISM Code and the ISPS Code, and all laws relating to pollution or protection of the environment, and all other laws or regulations in relation to the Vessel, its ownership, operation, security and management, or to the business of the Charterer and its sub-charterers; and the Charterer shall ensure such compliance by the Managers, crews, employees, agents, representatives and sub-charterers of the Charterer.

(4) If a Charterparty Event of Default has occurred, the Owner shall have the right to replace either or both of the Managers and to appoint a commercial and technical manager of its choice, and the appointment of either or both of the Managers shall cease.

Clause 38. Inspection.

(1) The Charterer shall permit the Owner, and all persons appointed by them to board the Vessel from time to time during the Charter Period to inspect the Vessel's state and condition, her log books and all other records in relation to the operation and maintenance of the Vessel, provided that any such inspection shall not interrupt the Vessel's operations. The Owner shall indemnify the Charterer, on customary terms and conditions, for the actions of Owner, and any persons appointed by them, while on board the Vessel.

(2) The Charterer shall, at the request of the Owner, permit the Owner to inspect the Vessel's insurance policies and records and the Charterer will procure that any brokers or underwriters with or through whom the Insurances are placed provide the Owner with such information relating to the Insurances placed by the Charterer as the Owner shall request.

(3) Costs related to the above inspections shall be borne by the Owner.

(4) The Charterer shall promptly pay all rolls, dues and other outgoings whatsoever in respect of the Vessel and shall keep or procure there be kept proper books of account in respect of the Vessel and her earnings and, as and when the Owner may so require, shall make such books available for inspection on behalf of the Owner and its designees, and shall furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the master and crew are being promptly and regularly paid and that all deductions from crew’s wages in respect of any tax liability or otherwise as required by law are being properly accounted for and that the master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress.

Clause 39. Owner’s Right of Assignment and Sale.

At any time prior to or after the Delivery Date, the Owner shall have the right to sell the Vessel or assign its rights under this Charter to one or more persons, with or without consideration, upon the approval of the Charterer, which approval shall not be unreasonably withheld. Upon the request of the Owner, the Charterer shall execute a consent to any such sale or assignment.

Clause 40. Charterparty Events of Default

(1) The occurrence of any of the following events shall constitute a material breach of this Charter by the Charterer and shall constitute a Charterparty Event of Default, entitling the Owner, inter alia, to terminate this Charter:

(a)	Non-Payment: the Charterer fails to pay Charter Hire or other financial obligation as and when due under this Charter in the currency and in the manner stipulated; or

(b)	Insolvency events: if the Charterer or Guarantor:

(i)	is unable or admits its inability to pay its debts as they fall due; or

(ii)	resolve to appoint, or apply for or consent to the appointment of, a receiver, administrative receiver, trustee, administrator or liquidator of itself or of all or part of its assets; or

(iii)	if any proceedings are commenced or threatened, or any order of judgment is given by any court, for the bankruptcy, liquidation, winding up, administration or re-organization of the Charterer; or

(c)
the Charterer commits any breach or default on any of its obligations, undertakings or covenants under this Charter, and such breach or default is not cured within 10 business days of receipt of a written notice from the Owner; or

(d)
if the Charterer or Guarantor defaults in the payment of any other indebtedness or obligation for borrowed money as and when due, or is capable of being declared due prior to its stated maturity by reason of a default on the part of the Charterer or Guarantor, and such default is not cured within 30 days thereof; or

(e)	if a Charterparty Event of Default occurs under the LAGUNA BELLE Charter; or

(f)
Misrepresentation: any representation or warranty made or deemed to be made or repeated by the Charterer or the Guarantor in this Charter or the MOA, or in any notice, certificate or statement referred to in or delivered under either of those documents is or proves to have been incorrect or misleading in any material respect; or

(g)	the Guarantor commits any breach or default on any of its obligations, undertakings or covenants under this Charter; or

(h)	If the guarantee of this Charter as set forth in Clause 53 ceases for any reason whatsoever to be the legal, valid, and enforceable obligation of the Guarantor.

(i)
If the Vessel is arrested, seized or detained (other than constituting a Total Loss), and the Vessel is not released from such arrest, seizure or detention within 30 days thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require.

(j)
If the Vessel becomes a Total Loss and payment of all insurance proceeds is not received by the Mortgagee from insurance underwriters within one hundred twenty (120) days of the date of the Total Loss.

Clause 41. Termination and Vessel Location.

(1) At any time after a Charter Party Event of Default shall have occurred and be continuing:

(a)
the Owner shall be entitled (but is not bound), by notice to the Charterer, and without prejudice to any other rights or claims of the Owner, immediately or on such date as the Owner may specify, terminate the chartering by the Charterer of the Vessel under this Charter, whereupon the Vessel shall no longer be in the possession of the Charterer with the consent of the Owner. In the event the Owner exercises its right to terminate as set forth above, the Charterer shall, unless otherwise agreed by the Owner: (i) terminate the Filscan Charter and all Sub-Charters; (ii) cause the redelivery of the Vessel under the Filscan Charter and all Sub-Charters.

(b)
the Charterer shall, upon receipt of a written notice from the Owner, move the Vessel to such place or places within such jurisdiction as the Owner shall direct in such notice, and shall fully comply with any orders given by the Owner in connection therewith.

(c)
the Charterer shall, upon receipt of written notice from the Owner, cause the cancellation and deletion of the Vessel from the Bareboat Charter Registry, and the Owner shall be entitled to do all such acts and things in the name of the Charterer and Filscan as may be required to effect such cancellation and deletion, including but not limited to the delivery to the Owner or its designee the documents listed in Clause 35(2)(i)(v) - (z), and to comply with any requirements of the Philippine Maritime Industry Authority and/or the Panama Maritime Authority for the purpose of ensuring that the registration of the Vessel in the Mercantile (Marine) Section of the Public Registry of the Republic of Panama is valid in every respect.

(d)
upon notice given by the Owner pursuant to Clause 41(1)(a), the Charterer shall continue to pay Charter Hire until the Vessel is redelivered to the Owner, and thereafter the Charter shall terminate and the Charterer shall pay, or reimburse, to the Owner on demand all losses suffered or incurred by the Owner in connection with such termination, including but not limited to all liabilities, costs and expenses incurred in recovering possession of the Vessel, and shall pay to Owner all damages of whatever nature arising out of the breach of this Charter.

Clause 42. Call Option.

(1) The Owner hereby grants to the Charterer an option (the “Call Option”) whereby the Charterer shall have the right, exercisable at the end of the fifth, sixth or seventh year of the Charter Period (the “Option Period”), to purchase the Vessel on the following terms and conditions:

(a)	Option Schedule and Price:

(i)	End Option Year 5 Price:US$11,100,000, NSP.

(ii)	End Option Year 6 Price:US$9,150,000, NSP.

(iii)	End Option Year 7 Price:US$6,750,000, NSP.

(iv)	Interim Period Option and Price: The Call Option may be exercised during the Option Period on a date prior to the expiration of the relevant Option Year, at a pro-rata price.

(b)
The Call Option may be exercised by the Charterer during the Option Period upon thirty (30) days prior written notice delivered to the Owner (the “Call Option Notice”), setting forth the date the Call Option will be exercised (the “Call Option Date”); provided, however, that if the Call Option is exercised any time after the end of Option Year 6, the Call Option Notice shall be delivered one hundred twenty (120) days prior to the Call Option Date;

(c)	The Call Option Notice shall specify the proposed place and date for the purchase of the Vessel, which in no event shall be more than thirty (30) days after the Call Option Date;

(d)
In the event the Call Option is exercised: (i) the Owner and the Charterer shall execute and deliver a memorandum of agreement in the form attached to the Document Appendix as Exhibit “A” which shall govern the terms and conditions of sale of the Vessel (the “Option MOA”), and; (ii) the Charterer shall within three (3) business days from the delivery of the Call Option Notice, place a deposit in the amount of 10% of the purchase price in a joint account at the Owner’s bank in the names of the Owner and the Charterer.

(e)	Upon the delivery of the Vessel under the Option MOA, the obligation to pay unaccrued Charter Hire shall cease, and the Charter Period shall expire.

(f)
The Charterer’s right to exercise the Call Option pursuant to this Clause 42 is subject to and conditioned upon the simultaneous exercise and performance by Beekman of the identical Call Option under the LAGUNA BELLE Charter.

Clause 43. Mortgage

(1) It is acknowledged and agreed by the Owner and Charterer that the Owner is arranging for the Mortgagee to provide acquisition finance in respect of the Vessel. The Charterer hereby agrees that at the time of the Closing, the Mortgage shall be granted and registered in favor of the Motgagee, and the Mortgagee will take, inter alia, an assignment of the insurances over the Vessel. The Charterer agrees to provide such other security in favor of the Mortgagee which is customary and reasonable in the ship finance practice. The Charterer further agrees to sign and deliver such agreements, notices and consents which may be required from time to time in connection with the foregoing.

(2) The Charterer shall ensure that no event arising out of the operation of the Vessel, or which is otherwise within the Charterer’s control, either directly or indirectly, will affect the enforceability of the Mortgage under and in accordance with the laws of the Republic of Panama during the Charter Period.

(3) The Charterer: (a) undertakes that it will comply with all such instructions or directions in regard to the employment, insurances, repairs and maintenance of the Vessel, etc. as laid down in the Mortgage or as may be directed from time to time during the currency of the Charter by the Mortgagee in conformity with the Mortgage; (b) acknowledges and agrees that the Mortgagee may take any reasonable action which it may think fit for the purpose of protecting or maintaining the security created by the Mortgage.

(4) The Charterer shall:

(a)
carry on board the Vessel with its papers a certified copy of the Mortgage and cause that certified copy of this Mortgage to be exhibited to any person having business with the Vessel which might give rise to a lien on the Vessel other than a lien for crew's wages and salvage and to any representative of the Mortgagee on demand; and

(b)
place and maintain in a conspicuous place in the navigation room and the Master’s cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

“NOTICE OF MORTGAGE

This Ship is mortgaged by the Owner hereof to DVB BANK AMERICA N.V., as Mortgagee pursuant to the provisions of Chapter V Title IV of Book Second of the Code of Commerce of the Republic of Panama and other pertinent legislation and pursuant also to the terms of the said Mortgage, a certified copy of which is preserved with the Ship’s papers. Therefore, neither the Owner nor any Charterer nor the Master of this Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Ship any lien whatsoever other than for crew’s wages and salvage.”

Clause 44. Requisition for Hire and Total Loss

(1) If the Vessel is requisitioned for hire by any government or other competent authority during the Charter Period, then unless and until such requisition becomes a Total Loss (and subject to Clause 40), this Charter shall continue in full force and effect for the remainder of the Charter Period (and the Charterer shall be fully responsible for due compliance with all its obligations under this Charter), the following shall apply:

(a)
so long as the Charterer shall duly comply with all of its obligations under this Charter, the Charterer shall be entitled to all requisition hire paid to the Owner or to the Charterer by such government or other competent authority or by any person acting by the authority of the same on account of such requisition; and,

(b)	as soon as practical after the end of any requisition for hire the Charterer shall, cause the condition of the Vessel to comply in all respects with the provisions of this Charter;

(c)
should the Vessel be under requisition for hire at the end of the Charter Period, this Charter shall nevertheless terminate but without prejudice to the accrued rights of the parties hereto, and all requisition hire shall be paid to the Owner;

(d)	the Charterer shall if it is prevented from redelivering the Vessel at the end of the Charter Period by reason of the said requisition, be relieved of its obligation to do so.

(2) Subject to Clause 44(6) below, in the event that the Vessel becomes a Total Loss, the Charterer shall be under no obligation to pay Charter Hire after the date of such Total Loss, provided that:

(a)	the Vessel is insured in accordance with the terms of this Charter;

(b)	no insurer has refused to meet or has disputed the claim for Total Loss; and,

(c)
payment of all insurance proceeds in respect of the Total Loss is made in full and in an amount at least equal to the amounts set out in Clause 33, and such proceeds are received within one hundred twenty (120) days of the date that the Total Loss in question is deemed to have occurred or such longer period as the Owner may, in its absolute discretion, agree.

For the avoidance of doubt, the obligation to pay Charter Hire shall be uninterrupted if Clause 44(2)(a) or (b) is not satisfied. In the event Clause 44(2)(c) is not satisfied, the obligation to pay Charter Hire shall resume upon the expiry of the one hundred twenty (120) day period.

(3) For the purposes of this Clause 44:

"Total Loss" shall mean:

(a)	an actual, constructive, arranged, agreed or compromised total loss of the Vessel;

(b)
the requisition (whether or not for title) of the Vessel by or on behalf of any government or other authority (other than by way of requisition for hire for a fixed period not exceeding one year without any right to an extension);

(c)
the capture, seizure, arrest, detention, confiscation, expropriation or condemnation of the Vessel (other than where the same amounts to requisition (whether or not for title) of the Vessel) by any governmental authority, or by any person claiming to be or purporting to act on behalf of any governmental authority, unless the Vessel is released and returned to the possession of the Charterer within 12 months after the capture, seizure, arrest, detention, confiscation, expropriation or condemnation in question; or

(d)	assailing thievery or piracy of the Vessel, which deprives the Charterer of the use of the Vessel for a period of 90 days.

(4) For the purposes of this Clause 44, the date a Total Loss shall be deemed to have occurred shall be:

(a)	in the case of an actual loss of the Vessel on the actual date or at the time the Vessel was lost or, if such date is not known, on the date on which the Vessel was last reported;

(b)	in the case of a constructive total loss of the Vessel, on the date and at the time notice of abandonment of the Vessel is given to the insurers of the Vessel;

(c)
in the case of an arranged, agreed or compromised total loss, on the date upon which a binding agreement as to such arranged, agreed or compromised total loss is entered into by the insurers of the Vessel;

(d)
in the case of any requisition (whether or not for title) of the Vessel by or on behalf of any government or other authority (other than by way of requisition for hire for a fixed period not exceeding one year without any right to an extension), on the date on which such requisition occurred;

(e)
in the case of the capture, seizure, arrest, detention, confiscation, expropriation or condemnation of the Vessel (other than where the same amounts to requisition (whether or not for title) of the Vessel) by any governmental authority, or by any person claiming to be or purporting to act on behalf of any governmental authority, which deprives the Charterer of the use of the Vessel for more than 12 months, upon the expiry of the period of 12 months after the date upon which the capture, seizure, arrest, detention, confiscation, expropriation or condemnation of the Vessel occurred;

(f)
in the case of assailing thievery or piracy of the Vessel, which deprives the Charterer of the use of the Vessel for a period of more than 90 days, upon the expiry of the period of 90 days after the date upon which the assailing thievery or piracy occurred; and

(g)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Owner that the event constituting the total loss occurred.

(5) The Owner hereby agrees that if it is contacted or approached by any government or other competent authority during the Charter Period wishing to requisition the Vessel for hire, then the Owner will contact the Charterer and will conduct any negotiations with such government or other competent authority jointly.

(6) In the event of a Total Loss, all insurance proceeds shall be paid to the Mortgagee as provided in accordance with the Insurance Assignment loss payable clause. After all amounts to which the Mortgagee is entitled are deducted, the balance, as between the Owner on the one part, and the Charterer and Filscan on the other, shall be applied in the following order:

(a) to the Owner, a sum equal to:

(i)	the amount of Charter Hire that would have been paid (but for the Total Loss) from the date of occurrence of the Total Loss until the next Call Option Year under Clause 42(1)(a)(i) - (iii); plus

(ii)    any other amount due to the Owner under the Charter; plus

(iii)   the applicable call option price; less

(iv)   the Seller’s Credit.

(b) to the Charterer and Filscan, the balance thereof.

Clause 45. Assignment and Sub-Charter; Vessel Trade.

(1) The Charterer is not entitled to assign this Charter.

(2) The Charterer shall be entitled to sub-bareboat charter the Vessel to Filscan for purposes of effecting the Bareboat Charter Registry; the form and terms of said sub-bareboat charter to be approved by Owner.

(3) Charterer and Filscan shall be entitled to sub-charter the Vessel (meaning time charter or voyage charter) to any entity within the TBS Group.

(4) Charterer and Filscan shall be entitled to sub-charter the Vessel (meaning time charter or voyage charter) to any entity outside of the TBS Group; provided, however, in the event any such time or voyage charter is for a period in excess of one (1) year, then the Charterer shall (a) notify the Owner and the Mortgagee, and (b) upon the request of the Owner assign such charter to the Mortgagee.

(5) During the Charter Period, the Charterer and Filscan shall not employ the Vessel, nor allow her to be employed by any sub-charterer, in any manner contrary to any law or regulation in force in the country of the Vessel's Underlying Registry or Bareboat Charter Registry, or any other jurisdiction to which the Vessel may call.

Clause 46.  Charterer’s Equipment and Vessel Conversion.

(1) At the Charterer’s risk and expense, the Charterer may install any equipment required in the Vessel's trade, the cost of same to be for Charterer's account and the same to be done in accordance with Vessel's Classification Society regulations. Such equipment shall remain the Charterers' property and be taken off prior to redelivery.

(2) It is understood and agreed that the Charterer intends to make structural changes and modifications to the Vessel to accommodate the trade of the Charterer or sub-charterers (“Conversion Work”). Any such Conversion work shall be:

(a)    at Charterer’s sole risk and expense;

(b)	in accordance with plans and specifications approved by (i) the Vessel’s classification society, and; (ii) the Owner, said Owner’s approval not to be unreasonably withheld;

(c)	in conformity with all national and international laws, conventions and regulations;

(d)	approved by (i) the Vessel’s classification society, and; (ii) the Owner, said Owner’s approval not to be unreasonably withheld.

(3) Prior to the commencement of any Conversion Work, the Charterer shall cause port risks insurance coverage to be placed in such form and on such terms acceptable to the Owner and Mortgagee.

(4) Any Conversion Work shall, subject to Clause 46(5), become part of the Vessel and subject to the lien of the Mortgage.

(5) If the Owner so requests, upon Redelivery of the Vessel the Charterer shall restore the Vessel to its former condition (prior to the Conversion Work) at the Charterer’s time and expense.

Clause 47. Change of Name

The Charterer to have the right to change the name of the Vessel during the Charter Period, at Charterer’s sole cost and expense, but Owner to cooperate to accomplish same.

Clause 48. Redelivery of the Vessel.

(1)  Unless the Charterer exercises the Call Option under Clause 42 of this Charter, at the time of the Vessel is redelivered to the Owner:

(a)	The Vessel shall have the classification specified in Box 10 unexpired, and with no conditions or recommendations, with no less than six (6) months’ validity from the Redelivery Date;

(a)
The Vessel shall have on board and installed the machinery and other equipment as installed at the time of Delivery or replacements for same made in accordance with Classification Society requirements and the provisions of this Charter;

(b)	The Vessel shall have the same or equivalent inventory of spare parts as on board the Vessel at the time of Delivery, not to be less than Classification Society requirements;

(c)
The Vessel shall be seaworthy and in such state and condition so as to demonstrate compliance by the Charterer with its obligations under this Charter in accordance with its terms. Without limiting the foregoing, all damage and/or defects, which, if unrectified or unrepaired and brought to the attention of the Classification Society would lead to the imposition of a condition of class, must be repaired or rectified prior to redelivery.

(d)	The Charterer shall deliver to the Owner all of the manuals and technical records on board the Vessel and in the Charterer’s office at the time of redelivery.

(e)	All trading certificates (including applicable SOLAS certification) shall be delivered to the Owner in each case with no less than six (6) months' validity from the Redelivery Date.

(f)	The Vessel shall be redelivered to the Owner charter free, in a worldwide port, in Owner’s option.

(g)	The Vessel to be free of any lien whatsoever other than liens created by the Owner, if any, during the Charter Period, including the mortgage lien of the Mortgage.

Clause 49. Fees and Costs (Covering both Charters).

(1) The Charterers shall pay to the Owners in connection with the transaction contemplated by the MOAs and the Charters, a total of two percent (2%) of the combined purchase price of the Vessels under the MOAs (the “2% Fee”) as follows:

(a)	$200,000 shall be paid upon Charterers’ receipt of written notice confirming the Owners have entered into an interest rate swap agreement.

(b) The balance of the 2% Fee shall be paid at Closing.

(2) The Charterers shall bear all costs and expenses related to this transaction, including but not limited to the negotiation, preparation, execution, registration and recording of all documents required by or in connection with the MOAs, the Charters, the Mortgages, and any and all other documents in connection therewith; provided, however, such costs and expenses shall be capped at $60,000.

(3) The Charterers shall indemnify the Owners from time to time on demand against all fees and costs incurred or sustained by the Owners as a consequence of any Charterparty Event of Default.

Clause 50.  Owner’s Default

(1) The Charterer shall be entitled to terminate this Charter Party and redeliver the Vessel to the Owner without prejudice to any claims for damages the Charterer may have in the event the Charterer is permanently deprived from operating the Vessel in accordance with the terms and conditions hereof due to events solely attributable to the Owner’s failure to make payment in accordance with its financing for the Vessel with the Mortgagee from the Charter Hire paid under this Charter, provided such failure is not caused by any default of the Charterer under this Charter.

(2) For purposes of this Clause 50, it shall be deemed that the Charterer is permanently deprived from operating the Vessel if the Charterer continues to be deprived from operating the Vessel for the period of one hundred twenty (120) running days for reasons solely attributable to the Owner.

(3) In the event of the Owner’s default in payment under the Mortgage, the Charterer shall have the option of terminating the Charter and re-delivering the Vessel as set forth above, or of curing Owner’s default by continuing to pay hire to the Mortgagee. In connection with the foregoing, the Owner shall request the Mortgagee to execute the letter in the form attached to the Document Appendix as Exhibit “B”, which letter shall be countersigned by the Charterer.

Clause 51. Indemnity.

(1) The Charterer hereby undertakes and agrees with the Owner to indemnify and hold the Owner harmless and to keep the Owner indemnified and held harmless at all times during the Charter Period or at any time in respect of events arising during the Charter Period against the following matters:

(a)
all costs and expenses of ownership, possession, chartering, operating and maintaining the Vessel or any part thereof including (but without prejudice to the generality of the foregoing) all port charges, fees, taxes, levies, fines, penalties, charges, insurance premiums, fuel, oil, victualling crew, management, navigation, manning, operating and freight expenses, and any other outgoings whatsoever;

(b)
all liabilities, claims, proceedings, (whether civil or criminal), damages, penalties, fines, or other sanctions, judgments, charges, taxes (other than taxes due from the Owner on its profits or corporate good standing taxes), impositions, liens, salvage, general average, costs and expenses whatsoever which may at any time be made or claimed by any employee, servant, agent or sub-contractor of the Charterer, sub-charterer, passenger, owner, shipper, consignee and receiver of goods or any third party (including without prejudice to the foregoing, and governments, governmental taxation or other authorities) or by their respective dependents, arising directly or indirectly in any manner out of the ownership, possession, management, navigation, operation, employment, use, maintenance, repair, certification, manning, provisioning, supply or servicing of the Vessel (whether at sea or not) or the chartering thereof hereunder whether such liability, claims, proceedings, penalties, fines, sanctions, judgments, charges, taxes, impositions, liens, salvage, general average, costs or expenses may be attributable to any defect in the Vessel or the design, testing or use thereof or from any maintenance, service, repair, overhaul or otherwise and regardless of when the same shall arise and whether or not the Vessel or the relevant part thereof is in the possession or control of the Charterer and wherever the Vessel is located, and without prejudice the its generality the provisions of this paragraph (ii) shall extend to claims of persons (including governments or other persons whether corporate or otherwise) who have suffered or allege that they have suffered loss (whether of property or person), damage or injury in connection with anything done or not done by the Vessel, including in connection with any oil or other substance emanating from the Vessel or arising from its operations and shall extend to levies, impositions, calls or contributions required to be made by the Owner during or in respect of the Charter Period;

(i)
any loss, damage, liability, costs or expenses incurred by the Owner arising out of or in connection with the Charterer’s ownership of or demise charter of any vessel other than the Vessel and the operation and employment of such vessel.

(ii)	Notwithstanding any sub-letting of the Vessel by the Charterer, the Charterer shall remain shall remain responsible for the due fulfillment of all the terms and conditions of this Charter.

(iii)
No failure or delay on the part of the Owner in exercising any power or rights hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power.

(iv)
This Charter shall not be varied in its terms by any oral agreement or representation or otherwise than by an instrument in writing of even date herewith or subsequent date hereto executed by the parties hereto by their duly authorized representatives.

(v)
If any term or provision of this Charter or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Charter or application of such term or provision to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Charter shall be valid and be enforceable to the fullest extent permitted by law.

Clause 52. Notices.

Any demand, consent, or notice required or permitted to be given under this Charter shall be in writing and sent by courier, fax or by hand addressed as follows:

If to the Owner:

NFC Shipping Fund VI LLC
c/o DVB Bank America N.V.
Zeelandia Office Park
Kaya K.F.G. Mensing 14, Curacao
Netherland Antilles
Tel: +5999-432-7657
Fax: +5999-465-2366
Attn: Mr. Fritz Valkenhoff

With copy to:

Navigation Finance Corp.
One Stamford Landing
62 Southfield Avenue
Stamford, CT 06902
Tel: 203 487-3434
Fax: 203 487-3435
Attn: Ms. Carol Ann Malinowski

If to the Charterer or Guarantor:

Fairfax Shipping Corp.
Suite 306
Commerce Building
One Chancery Lane
Hamilton HM12
Bermuda
Telephone No.: 441-295-9230
Telefax No.: 441-295-4957

with copy to:

Roymar Ship Management, Inc.
455 Central Park Avenue
Scarsdale, New York 10583
Attention: Ron W. Tursi
Telephone No.: 914-337-0714
Telefax No.: 914-337-1822

and

TBS Shipping Services Inc.
612 Grassy Sprain Road
Yonkers, New York 10710
USA
Attention: Ferdinand V. Lepere
Telephone No.: 914-961-1000
Telefax No. : 914-779-4724

or in each case to such other person or address as either party may notify in writing to the other party hereto. Any such notice shall be deemed to have been received by the party to whom it is addressed (and reference herein to receipt by any party shall include deemed receipt) in the case of notice sent by courier upon the expiration of two (2) days after sending, or in the case of notice given by fax when the sender receives one or more transmission reports showing the whole of the communication to have been transmitted to the correct fax machine, or in the case of notice delivered by hand upon delivery.

Clause 53. Charter Party Guarantee.

(1) Obligations Guaranteed.

(a)
In consideration of the Commitments of the Owner, the Guarantor hereby unconditionally and irrevocably guarantees to the Owner, as primary obligor and not as mere surety (i) the full and prompt payment of all amounts payable by the Charterer under the terms of this Charter, including but not limited to Charter Hire; insurance premiums and P&I calls; costs and fees, as the same shall become due and payable, whether at the stated time for payment thereof, or by acceleration upon a Charterparty Event of Default; (ii) the full and prompt payment of any indemnity for loss, claim, expense or liability that the Owner may suffer or incur by reason of or in connection with this Charter, or the operation, use or employment of the Vessel; and (iii) the full and prompt performance and observance by the Charterer of all obligations, undertakings, covenants and agreements required to be performed and observed by the Charterer under the terms of this Charter (items (i) through (iii), the “Guarantee Obligations”).

(b)
All payments by the Guarantor shall be paid in the lawful currency of the United States. Each and every default in the payment or performance of the Guarantee Obligations, shall give rise to a separate cause of action hereunder, and separate suits may be brought as each cause of action arises.

(c)
The Guarantor further agrees that the Guarantee Obligations constitute an absolute, unconditional, present and continuing guarantee of performance and payment and not of collection, and waives any right to require that any resort be had by the Owner to (i) any security held by or for the benefit of the Owner for payment or performance of the Guaranteed Obligations; (ii) the Owner’s right against any other person, or (iii) any other right or remedy available to the Owner by contract, applicable law, or otherwise. The Guarantee Obligations are direct, unconditional and completely independent of the obligations of any other person or entity, and a separate cause of action or separate causes of action may be brought and prosecuted against the Guarantor without the necessity of any other party or previous proceeding with or exhausting any other remedy against any other person who might have become liable for the Guarantee Obligations or of realizing upon any security held by or for the benefit of the Owner.

(d)
The Guarantor shall pay to the Owner all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Owner upon the occurrence of a Charterparty Event of Default under the terms of this Charter.

(2) Guarantee Obligations of Guarantor Unconditional. The Guarantee Obligations shall be absolute and unconditional and shall remain in full force and effect until (a) all amounts due or payable under the Charter shall have been paid and (b) all other sums payable by the Charterer and the Guarantor under this Charter have been paid in full and, to the extent permitted by law, such Guarantee Obligations shall not be affected, modified, released or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantor:

(i)	the invalidity, irregularity, illegality, frustration or unenforceability of, or any defect in this Charter or any collateral document related hereto;

(ii)	any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect this Charter or or to vary any terms of payment;

(iii)
the waiver, compromise, settlement, release, extension, change, modification or termination of any or all of the obligations of (x) the Charterer under this Charter (except by payment in full of all amounts due or payable under this Charter) or (y) the Guarantor with respect to the Guarantee Obligations (except by payment in full of all the Guarantee Obligations hereunder);

(iv)	the failure to give notice to the Guarantor of the occurrence of a Charterparty Event of Default under the Charter;

(v)	the modification or amendment (whether material or otherwise) of any Guarantee Obligation under this Charter;

(vi)	the taking of, or the omission to take, any of the actions referred to in this Charter;

(vii)	any failure, omission, delay, or lack on the part of the Owner to enforce, assert or exercise any right, power or remedy conferred on the Owner in this Charter;

(viii)
the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement or composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor or any of its assets;

(ix)
any event or action that would, in the absence of this Clause, result in the release or discharge of the Guarantor from the performance or observance of any of the Guarantee Obligations, other than the performance thereof;

(x)	the default or failure of the Guarantor to fully perform any of its Guarantee Obligations;

(xi)	any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor;

(xii)	the actual or purported assignment of this Charter or of any of the Guarantee Obligations;

(xiii)	to the extent permitted by law, the release or discharge of the Guarantor from the performance or observance of any guaranteed obligation, covenant or agreement contained herein by operation of law;

(xiv)
any limitation on the liability or obligations of the Charterer under this Charter or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of this Charter, or any term thereof;

(xv)	the merger or consolidation or any sale, lease or transfer of any or all of the assets of the Charterer or the Guarantor to any person; or

(xvi)	any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

(3) Waiver by Guarantor; Expenses. The Guarantor hereby expressly (a) waives notice from the Owner of its acceptance and reliance on the Guarantor’s Guarantee or of any action taken or omitted in reliance hereon, (b) waives diligence, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against the Charterer or against any security for the Charterer’s obligations under this Charter, (c) waives any right to require a proceeding first against the Charterer or to exhaust any security for the performance of the obligations of the Charterer, (d) agrees that the liability of the Guarantor shall not be affected or decreased by any amendment, termination, extension, renewal, waiver, modification or any, pledge or assignment of this Charter or the rejection or disaffirmance thereof in any bankruptcy or like proceedings, and (e) agrees that if any payment under this Charter is rescinded or otherwise must be returned by the Owner or any assignee thereof for any reason whatsoever, then the Guarantee Obligations shall continue to be effective or reinstated with respect to such payment as though the Owner had never received such payment. The Guarantor agrees to pay all costs, fees, commissions and expenses (including, without limitation, all court costs and reasonable attorneys’ fees) which may be incurred by the Owner in enforcing or attempting to enforce the Guarantee Obligations following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

(4) Other Security. The Owner may pursue its rights and remedies against the Guarantor notwithstanding (a) any security granted to the Owner under this Charter; and (b) any action taken or omitted to be taken by the Owner to enforce any of the rights or remedies with respect to any other security.

(5) No Set-off by the Guarantor. No set-off, abatement, recoupment, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature which the Guarantor has or may have with respect to a claim hereunder, shall be available hereunder to the Guarantor against the Owner.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and delivered as of the date first written above.

FAIRFAX SHIPPING CORP.,
the Charterer

By: /s/ Christophil Costas
Name:  Christophil Costas
Title:  Attorney-in-fact

ADIRONDACK SHIPPING LLC,
the Owner

By: /s/Carol Ann Malinowski
Name: Carol Ann Malinowski
Title: Secretary

TBS INTERNATIONAL LIMITED,
the Guarantor

/s/ Christophil Costas
Name:  Christophil Costas
Title:  Attorney-in-fact

NOTARIAL CERTIFICATE

STATE OF NEW YORK )
) ss:
COUNTY OF NEW YORK )

BE IT KNOWN that on this 30 day of January, 2007, personally appeared before me Christophil Costas, to me known, and known to me to be the person who executed the foregoing document. Be it further known that said Christophil Costas produced sufficient proof that he is the Attorney-in-Fact of Fairfax Shipping Corp., and that he was duly empowered to execute and deliver the aforesaid document on behalf of Fairfax Shipping Corp. in such capacity.

______/s/ Sonia D. Odom_______________________
Notary Public

NOTARIAL CERTIFICATE

STATE OF CONNECTICUT )
) ss:
COUNTY OF FAIRFIELD )

BE IT KNOWN that on this 30 day of January, 2007, personally appeared before me Carol Ann Malinowski, to me known, and known to me to be the person who executed the foregoing document. Be it further known that said Carol Ann Malinowski  produced sufficient proof that she is the Secretary of Adirondack Shipping LLC, and that he/she was duly empowered to execute and deliver the aforesaid document on behalf of Adirondack Shipping LLC in such capacity.

______/s/ Sonia D. Odom______________________
Notary Public

NOTARIAL CERTIFICATE

STATE OF NEW YORK )
) ss:
COUNTY OF NEW YORK )

BE IT KNOWN that on this 30 day of January, 2007, personally appeared before me Christophil Costas, to me known, and known to me to be the person who executed the foregoing document. Be it further known that said Christophil Costas produced sufficient proof that he is the Attorney-in-Fact of  TBS International Limited, and that he was duly empowered to execute and deliver the aforesaid document on behalf of TBS International Limited in such capacity.

_____/s/ Sonia D. Odom______________________
Notary Public

SCHEDULE I

A sale of the Vessel pursuant to the exercise of the Call Option by the Charterer shall, in addition to the provisions of Clause 42, be pursuant to the terms and conditions of the MOA in the form attached to the Document Appendix as Exhibit A.

SCHEDULE II

Bank:   HSBC Bank USA, New York, NY
ABA:   021 001 088
Swift:   MRMDUS33
CHIPS:      0108
Account:     000.301.787
In name of:  DVB Bank America NV
Reference:  For further credit account 170.000.6312
  Adirondack Shipping LLC

SCHEDULE III

1. The following documents in the form set forth in the separate Document Appendix, duly executed by the party(s) thereto, are covered under Clause 28(3)(c):

A.	Manager’s Undertaking (Technical and Commercial), and each document required to be delivered thereunder;

B.	Deletion Letter (undated) with respect to the deletion of the Vessel from the Bareboat Charter Registry; and

C.
Deletion Power of Attorney, duly executed in counterparts (and, if executed by any party thereto outside of the Republic of the Philippines, duly consularized before a consulate of the Republic of the Philippines in the jurisdiction of execution).

D.	Insurance Assignment with respect to the Insurances, and Notice of Assignment thereof.

E.
A certificate by the president or secretary of the Technical Manager identifying and giving the address and other communication details of the ISM Responsible Person(s) as defined in the ISM Code, and attaching copies of (i) the Document of Compliance; (ii) the Safety Management Certificate of the Vessels; (iii) such other ISM documentation as may be requested by the Owner.

2. The following is referred to in Clause 28(3)(e)(vii):

A. A certificate of each of the Charterer and the Guarantor, in form and substance satisfactory to the Mortgagee, duly signed on behalf of each by the president or the secretary (or equivalent officer) thereof, dated as of the date of the Closing (the statements made in such certificate shall be true on and as of the date of the Closing), certifying as to:

(i) the absence of any amendments to the constitutive documents of such party since the date of the certificate referred to in Clause 28(3)(d) above;

(ii) the absence of any proceeding for the dissolution or liquidation of such party;

(iii) the veracity in all material respects of the representations and warranties contained in this Charter, and all as though made on and as of the date of the Closing;

(iv) all financial and other information which has been provided in writing by or on behalf of the Guarantor to the Owner and Mortgagee in connection with the Charter and Mortgage was true and accurate at the time it was given, there are no other facts or matters the omission of which would have made or make any such information false or misleading and there has been no material adverse change in the financial condition, operations or business prospects of the Guarantor since the date on which such information was provided.

(v) there is: (x) no default on the part of the Charterer under either the MOA or the Charter; (y) no accrued right of any party thereto to terminate under either the MOA or the Charter; (z) no dispute or claim, either asserted or unasserted, by the Charterer under either the MOA or the Charter.